UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2009
MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 351-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On August 31, 2009 (the “Closing Date”), with the objective of availing itself of the benefits of an improved credit market in an ongoing unstable macroeconomic environment, Monster Worldwide, Inc. (the “Company”) amended certain terms and increased its borrowing capability under its existing credit agreement. On the Closing Date, the Company’s existing credit agreement was amended pursuant to that certain amended and restated credit agreement (the “Amended Credit Agreement”), dated the Closing Date, by and among the Company, Bank of America, N.A., in its capacity as administrative agent (the “Agent”), and the lenders identified therein (the “Lenders”). In addition, on the Closing Date, the Company’s domestic subsidiaries entered into an amended and restated Subsidiary Guaranty (the “Amended Guaranty”) in favor of the Agent, and the Company and its wholly-owned subsidiary, Monster (California), Inc., entered into (and certain of the Company’s other subsidiaries may from time to time be required to enter into) the U.S. Pledge Agreement (the “U.S. Pledge Agreement”) in favor of the Agent.
The Amended Credit Agreement maintains the Company’s existing $250 million revolving credit facility and provides for a new $50 million term loan facility, providing for total of $300 million in credit available to the Company. The Company drew the full $50 million of the term loan facility on the Closing Date and used the proceeds thereof to pay down $50 million of the Company’s borrowings under the revolving credit facility. Following these transactions, the Company has $47 million of borrowings outstanding under the revolving credit facility and $50 million of borrowings outstanding under the term loan facility. The revolving credit facility and the term loan facility each mature on December 21, 2012. The term loan is subject to annual amortization of principal with $5 million payable on each anniversary of the Closing Date and the remaining $35 million due at maturity. The borrowings under the Amended Credit Agreement can be used for general corporate purposes and while the Company has no current plans to fully utilize the entire amount available under the credit facility, the Amended Credit Agreement provides ample liquidity for the Company to capitalize on potential business opportunities.
The Amended Credit Agreement provides for increases in the interest rates applicable to borrowings and increases in certain fees. Borrowings under the Amended Credit Agreement will bear interest at a rate equal to (i) LIBOR plus a margin ranging from 300 basis points to 400 basis points depending on the Company’s ratio of consolidated funded debt to trailing four-quarter consolidated earnings before interest, taxes, depreciation and amortization (the “Consolidated Leverage Ratio”) and (ii) for Dollar-denominated loans only, the sum of (A) the highest of (1) the Agent’s prime rate, (2) the sum of 0.50% plus the overnight federal funds rate on such day or (3) subject to certain exceptions, the sum of 1.00% plus the 1-month LIBOR rate, plus (B) a margin ranging from 200 basis points to 300 basis points depending on the Company’s Consolidated Leverage Ratio. In addition, the Company will be required to pay the following fees: (i) a fee on all outstanding amounts of letters of credit at a rate per annum ranging from 300 basis points to 400 basis points (which rate is based on the Consolidated Leverage Ratio); and (ii) a commitment fee on the unused portion of the revolving credit facility at a rate per annum ranging from 50 basis points to 75 basis points (which rate is based on the Consolidated Leverage Ratio). The Company is no longer required to pay a utilization fee on outstanding loans and letters of credit under any circumstances.
The Amended Credit Agreement also increases the maximum permitted Consolidated Leverage Ratio to: (a) 3.50:1.00 for the period beginning on August 31, 2009 and ending on September 29, 2010; (b) 3.00:1.00 for the period beginning on September 30, 2010 and ending on September 29, 2011; and (c) 2.75:1.00 beginning on September 30, 2011 and any time thereafter.
The foregoing summary of the Amended Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Amended Credit Agreement. A copy of the Amended Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Pursuant to the Amended Guaranty, the obligations of all of the loan parties under the Amended Credit Agreement are guaranteed by all of the Company’s domestic subsidiaries, other than certain inactive subsidiaries. The foregoing summary of the Amended Guaranty is not complete and is qualified in its entirety by the terms and provisions of the Amended Guaranty. A copy of Amended Guaranty is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The obligations of the loan parties under the Amended Credit Agreement, under the Amended Guaranty and under certain hedging and cash management agreements entered into with the Lenders or the Lenders’ affiliates are secured by a pledge of: (a) all of the equity interests of the Company’s domestic subsidiaries (other than certain specified inactive subsidiaries) pursuant to the U.S. Pledge Agreement; and (b) 65% of the equity interests of each first-tier material foreign subsidiary of the Company, which pledge will be accomplished through the subsequent execution and delivery of one or more separate pledge agreements. The foregoing summary of the U.S. Pledge Agreement is not complete and is qualified in its entirety by the terms and provisions of the U.S. Pledge Agreement. A copy of the U.S. Pledge Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1
Amended and Restated Credit Agreement, dated August 31, 2009, by and among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, Bank of America, N.A., in its capacity as administrative agent, swing line lender and l/c issuer and the lenders identified therein.

10.2
Amended and Restated Subsidiary Guaranty, dated August 31, 2009, by the domestic subsidiaries of Monster Worldwide, Inc. party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.3	U.S. Pledge Agreement, dated August 31, 2009, by Monster Worldwide, Inc. and Monster (California), Inc. in favor of Bank of America, N.A., in its capacity as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)
By:	/s/ Timothy T. Yates
	Name:	Timothy T. Yates
	Title:	Executive Vice President and Chief Financial Officer
Date: September 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated August 31, 2009, by and among Monster Worldwide, Inc., certain of Monster Worldwide, Inc.’s subsidiaries that may be designated as borrowers, Bank of America, N.A., in its capacity as administrative agent, swing line lender and l/c issuer and the lenders identified therein.

10.2
Amended and Restated Subsidiary Guaranty, dated August 31, 2009, by the domestic subsidiaries of Monster Worldwide, Inc. party thereto in favor of Bank of America, N.A., in its capacity as administrative agent.

10.3	U.S. Pledge Agreement, dated August 31, 2009, by Monster Worldwide, Inc. and Monster (California), Inc. in favor of Bank of America, N.A., in its capacity as administrative agent.